Exhibit 99.1
Global Telecom & Technology Reports Fourth Quarter and Year End 2007 Results
Quarterly Revenue Grows 14.7 Percent to $15.5 Million
Positive Adjusted EBITDA Increases to $235 Thousand in Fourth Quarter
Liquidity Strengthened By Completed Balance Sheet Restructuring and
New $2 Million Credit Facility
MCLEAN, Va., March 19, 2007 - Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a global Multi-Network Operator (MNO), today announced results for the fourth quarter and year ended December 31, 2007.
•	Quarterly revenue grew to $15.5 million, a 14.7 percent increase compared to fourth quarter 2006 non-GAAP combined revenue of $13.5 million, and a 5.3 percent increase over third quarter 2007. Annual revenue grew 10.7 percent to $57.6 million compared to non-GAAP combined revenue of $52.0 million in 2006

•	Adjusted Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) for the fourth quarter increased to $235 thousand compared to $157 thousand in the third quarter of 2007 – full year Adjusted EBITDA loss reduced to $(262) thousand compared to non-GAAP combined Adjusted EBITDA of $(936) thousand in 2006

•	Company completed balance sheet restructuring by raising almost $2 million in additional financing while reducing overall debt by $1.1 million and extending maturities to 2010

•	New $2 million credit facility agreement with Silicon Valley Bank signed in March 2008

•	Net income of $1.5 million recorded in the fourth quarter due to the gain on debt restructuring and full year tax benefit of the 2007 net loss
“We spent the second half of 2007 focusing on customer acquisition and providing exceptional operational and support services to our customers,” said Richard D. Calder, Jr., president and CEO, GTT. “Our fourth quarter results demonstrate our ability to successfully execute on our strategy and grow our business profitably. GTT is well positioned as a leading provider of global network solutions for enterprises and service providers around the world.

“During the fourth quarter we focused on fundamentals. We grew revenue and grew positive Adjusted EBITDA. This progress and a relentless focus on execution have put us on a path to grow profitably going forward.”
Kevin J. Welch, chief financial officer, GTT, added, “Over the past several months we have significantly strengthened our balance sheet.  While issuing new debt that provided nearly $2 million in additional liquidity, we were able to lower our total debt balance by $1.1 million through the conversion of debt to equity.  We also restructured our existing debt and extended our nearest maturity to December 2010.  As a result of these transactions, and in particular our ability to issue equity at a premium to market, we reported positive net income for the quarter.  More importantly, the transactions have enabled us to establish a new $2 million credit facility with Silicon Valley Bank, even with the current tight credit market environment.  These timely achievements have enhanced GTT’s capital structure and liquidity profile in support of our future growth initiatives.”
Concluding, Mr. Calder commented on GTT’s outlook for 2008. “In 2008 our plan is to continue the momentum generated in the second half of 2007. We plan to have strong revenue growth, maintain gross margins, reduce selling, general and administrative expenses as a percentage of overall revenue, and grow positive Adjusted EBITDA.”
Quarterly and Full Year Financial Highlights
Financial highlights and historical comparisons for the quarter and year ended December 31, 2007 include:
(in millions except per share amounts)

	Q4 2007	Q3 2007	Q2 2007	Q1 2007	Q4 2006
Revenue	$15.5	$14.7	$13.8	$13.6	$13.5	(a)
Adjusted EBITDA(b)	$0.23	$0.16	$(0.05)	$(0.60)	$(0.12)
Operating loss	$(0.6)	$(0.6)	$(2.3)	$(3.1)	$(1.3	)(a)
Net (loss) income	$1.5	$(0.5)	$(2.3)	$(3.0)	$(5.7	)(c)
Net (loss) income per share	$0.11	$(0.04)	$(0.19)	$(0.25)	$(0.45	)(c)

	FY 2007	FY 2006
Revenue	$57.6	$52.0	(a)
Adjusted EBITDA(b)	$(0.26)	$(0.94)
Operating loss	$(6.6)	$(2.3	)(a)
Net (loss) income	$(4.3)	$(1.8	)(c)
Net (loss) income per share	$(0.35)	$(0.15	)(c)

Notes:	Prior to its acquisitions of Global Internetworking, Inc. (“GII”) and European Telecommunications & Technology Limited (“ETT”) in October 2006 (the “Acquisitions”), GTT had no material business or operations. In order to provide investors with useful comparative information regarding GTT’s results of operations for the periods presented, GTT is presenting (a) its results of operations prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the periods ended 2007 and (b) non-GAAP combined results of operations, for the periods ended 2006, derived from the arithmetic combination of the results of GTT, GII and ETT. For further information and explanation, please see “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Financial Information.”

(a)	Reflects the arithmetic combination of the revenues and other operating results of GTT, GII and ETT for the three months and twelve months ended December 31, 2006. See “Annex A: Non-GAAP Financial Information—Non-GAAP Combined Financial Information” for more information regarding the computation of these revenues. See the tables attached to this press release for more information regarding the revenues and other operating results, computed under U.S. GAAP, of GTT, GII and ETT for these periods.

(b)	See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

(c)	Net loss for these periods resulted from interest income generated by the trust account established to hold the net proceeds of GTT’s initial public offering and the non-cash impact of the loss in derivative value of the outstanding warrants during these periods.
Fourth Quarter
Revenue for the three months ended December 31, 2007 was $15.5 million, representing a 14.7 percent increase over non-GAAP combined revenue of $13.5 million during the fourth quarter of 2006. Revenue growth was driven by increased activity with some of our largest customers as well as penetration of new accounts. Revenue for the fourth quarter of 2007 also benefited from an increased average exchange rate for the British Pound Sterling to the U.S. Dollar of 2.05 as compared to 1.92 in the fourth quarter of 2006.
For the fourth quarter of 2007, gross margin of 29.0 percent was relatively flat compared to the non-GAAP combined gross margin of 29.1 percent for the fourth quarter of 2006 and decreased slightly compared to our high of 31.1 percent in the third quarter of 2007.
Selling, General and Administrative (“SG&A”) costs, excluding non-cash compensation, were $4.2 million and decreased to 27.4 percent of revenue for the fourth quarter 2007, compared to $4.4 million or 30.0 percent of revenue in the third quarter 2007. The decrease in SG&A percentage for the third straight quarter reflects the benefits of the organizational restructuring completed during the first half of 2007.
Continuing the trend of sequential quarterly improvement, Adjusted EBITDA for the fourth quarter of 2007 increased to $235 thousand compared to $157 thousand in the third quarter of

2007. Revenue growth and the effective management of SG&A expense continued to drive the improved Adjusted EBITDA performance.
Full Year
Revenue of $57.6 million for the full-year ended December 31, 2007 increased 10.7 percent over non-GAAP combined revenue of $52.0 million in 2006. This growth in revenue was driven by the strong revenue performance during the second half of 2007 following the completion of the company’s restructuring and the determined efforts of the sales team to acquire new customers and to develop key relationships within the existing customer base. Revenue also benefited from an increased average exchange rate for the British Pound Sterling to the U.S. Dollar of 2.00 in 2007, as compared to 1.84 in 2006.
Gross margin for the full-year ended December 31, 2007 was 30.3 percent of revenue, an increase from non-GAAP combined gross margin of 29.1 percent in 2006.
For the full year 2007, SG&A expenses, excluding non-cash compensation and employee termination cost and non-recurring items, of $17.5 million increased from the non-GAAP combined amount of $16.3 million in 2006, due in part to the incremental public company costs that began following the completion of the Acquisitions. However, as a percentage of revenue, SG&A expenses, excluding non-cash compensation and employee termination cost and non-recurring items, of 30.3 percent in 2007 decreased from the non-GAAP combined 31.3 percent in 2006 as a result of the company’s revenue growth, restructuring efforts and continued management of expenses.
Balance Sheet
In March 2008, the company signed a new $2.0 million senior secured credit facility agreement with Silicon Valley Bank. The facility’s borrowing capacity is based upon company accounts receivables and cash collections, has a 364 day term and contains no restrictive financial covenants. GTT does not currently have any outstanding borrowings under the facility.
As previously announced, during the fourth quarter, GTT completed the restructuring of its debt. Of the $5.9 million in principal and $0.5 million in accrued interest due on the company’s previously-issued promissory notes with an April 2008 maturity date, $3.5 million was converted into common stock at $1.37 per share (for 2.6 million shares) and the remaining $2.9 million was exchanged for a convertible debt security with a maturity date of December 31, 2010. The convertible debt security carries a 10 percent interest rate and can be converted into common shares, at the holder’s option, at a conversion price of $1.70 per share. GTT has the ability to require the debt to convert to common stock if the closing price of the company’s common stock trading price is $2.64 or more for fifteen consecutive business days.
In addition, the company’s $4.0 million in notes previously due December 2008 were amended to extend the maturity date by two years to December 31, 2010. The interest rate on the debt remains at 6 percent until January 2009 when the interest rate will increase to 10 percent.
The company also issued an additional $1.9 million in convertible debt under the same terms as the convertible debt due December 2010.
In aggregate, the balance sheet restructuring activity reduced GTT’s total debt by $1.1 million, extended the nearest maturities to 2010 and significantly improved liquidity.
Conference Call Information
GTT will discuss its results on its quarterly conference call scheduled for Thursday, March 20, 2008, at 8:30 a.m. Eastern Time (5:30 a.m. PT). To hear the conference call live, interested parties may dial 1.877.741.4244 or +1.719.325.4834 and enter passcode 4132944. A simultaneous live Webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available through April 20, 2008. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 4132944. In addition, a replay of the Webcast will be available on GTT’s Web site at www.gt-t.net.
About GTT
As a Multi-Network Operator, GTT combines multiple networks and technologies to design unique network solutions for its customers. By integrating components of multiple carrier networks, GTT can create the “best network” in a way that no single carrier can. GTT has taken the Multi-Network Operator strategy to a new level, through a combination of powerful network design tools; a global service footprint; a deep and broad set of strategic supplier relationships; and above all, an expert team committed to delivering outstanding end-to end customer service.
Headquartered just outside Washington, D.C. in McLean, Virginia and with offices in London, Paris, and Dusseldorf, GTT has over 150 carrier partnerships and access to over 100,000 network points of presence around the world. GTT provides a global service footprint that supports more than 300 businesses in more than 70 countries, worldwide. For more information visit the GTT web site: www.gt-t.net.
Forward-Looking Statements

Some of the statements made by GTT in this press release, including without limitation statements regarding GTT’s anticipated future growth, financial performance and transactional activity, are forward-looking in nature. GTT intends that any forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be covered by the safe harbor provisions for such statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause GTT’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. GTT believes that these risks include, but are not limited to: GTT’s ability to develop and market new products and services that meet customer demands and generate acceptable margins; GTT’s ability to execute with respect to growth plans and/or acquisition strategies; GTT’s reliance on several large customers; the complexities of carrying on business on an international basis; GTT’s ability to negotiate and enter into acceptable contract terms with its suppliers; GTT’s ability to attract and retain qualified management and other personnel; continued development of GTT’s information technology platforms; failure of the third-party communications networks on which GTT depends; and competition and other risks associated with the communications sector in general and the multi-network operator sector in particular. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K filed in April 2007. Statements in this release should be evaluated in light of these important factors.

GTT Media Contact:	GTT Investor Contact:
JD Darby	Mike Bauer
+1.703.442.5530	+1.703.442.5503
jd.darby@gt-t.net	mike.bauer@gt-t.net

Global Telecom & Technology, Inc.
Consolidated Balance Sheet

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$3,333,329	$3,779,027
Designated cash	—	10,287,180
Accounts receivable, net	6,236,055	7,687,544
Income tax refund	—	417,110
Deferred contract costs	1,181,130	591,700
Prepaid expenses and other current assets	977,585	970,821

Total current assets	11,728,099	23,733,382

Property and equipment, net	841,460	890,263
Other assets	797,560	1,075,063
Intangible assets, net	8,801,024	11,117,721
Goodwill	60,920,162	61,458,599

Total assets	$83,088,305	$98,275,028

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,004,095	$13,892,664
Accrued expenses and other current liabilities	6,110,362	2,970,123
Notes payable	—	6,519,167
Common stock, subject to possible conversion to cash	—	11,311,658
Unearned and deferred revenue	3,204,785	2,930,639
Derivative liabilities	—	8,435,050

Total current liabilities	19,319,242	46,059,301

Long-term obligations, less current maturities	8,795,713	4,000,000
Long-term deferred revenue	312,219	190,778
Deferred tax liability, net	1,227,225	4,231,762

Total liabilities	29,654,399	54,481,841

Stockholders’ equity:
Preferred stock, par value $.0001 per share, 5,000 shares authorized, no shares issued	—	—
Common stock, par value $.0001 per share, 80,000,000 and 40,000,000 shares authorized, 14,479,678 and 11,011,932 shares issued and outstanding (in 2006 excluding 2,114,942 shares subject to possible to cash conversion)	1,448	1,101
Additional paid-in capital	56,771,044	44,049,553
Retained earnings (accumulated deficit)	(3,579,412)	(478,220)
Accumulated other comprehensive income	240,826	220,753

Total stockholders’ equity	53,433,906	43,793,187

Total liabilities and stockholders’ equity	$83,088,305	$98,275,028

Global Telecom & Technology, Inc.
Consolidated Statement of Operations

	For the Year Ended	For the Year Ended
	December 31, 2007	December 31, 2006
Revenue:
Telecommunications services sold	$57,617,651	$10,470,502

Operating expenses:
Cost of telecommunications services provided	40,179,917	7,784,193
Selling, general and administrative expense	18,143,550	3,981,423
Employee termination cost and non-recurring items	3,154,950	—
Depreciation and amortization	2,736,503	521,854

Total operating expenses	64,214,920	12,287,470

Operating loss	(6,597,269)	(1,816,968)

Other income (expense):
Interest (expense) income, net	(606,771)	2,108,716
Other income (expense), net	613,875	(17,591)
Loss on derivative financial instruments		(1,927,350)

Total other income (expense)	7,104	163,775

Loss before income taxes	(6,590,165)	(1,653,193)

Income tax (benefit) expense	(2,338,373)	194,088

Net loss	$(4,251,792)	$(1,847,281)

Net loss per share:
Basic and diluted	$(0.35)	$(0.15)

Weighted average shares:
Basic and diluted	12,246,356	12,008,854

Global Telecom & Technology, Inc.
Consolidated Statement of Operations

	Three Months Ending
	December 31, 2007	December 31, 2006
Revenue:
Telecommunications services sold	$15,502,580	$10,470,502

Operating expenses:
Cost of telecommunications services provided	11,001,220	7,784,193
Selling, general and administrative expense	4,423,017	3,402,954
Depreciation and amortization	679,264	521,854

Total operating expenses	16,103,501	11,709,001

Operating loss	(600,921)	(1,238,499)

Other income (expense):
Interest (expense) income, net	(120,359)	153,547
Other income (expense), net	600,201	(17,591)
Loss on derivative financial instruments		(4,917,750)

Total other income (expense)	479,842	(4,781,794)

Loss before income taxes	(121,079)	(6,020,293)

Income tax (benefit) expense	(1,620,537)	(274,912)

Net income (loss)	$1,499,458	$(5,745,381)

Net (loss) income per share:
Basic and diluted	$0.11	$(0.45)

Weighted average shares:
Basic and diluted	13,280,950	12,836,026

Three Months Ended December 31, 2006 Non-GAAP Combined Financial
Information and 2007 GAAP Financial Information
(Unaudited)

	Historical	Historical	Historical
	Predecessor	Predecessor	Successor		Non-GAAP
	GII	ETT	Mercator/GTT	Acquisition	Combined
	October 1-	October 1-	quarter ended	Accounting	quarter ended
	October 15,	October 15,	December 31,	Adjustments	December 31,	GTT
	2006 (1)	2006	2006	2006 (2)	2006 (3)	2007
	(unaudited)			(unaudited)	(unaudited)
Revenue
Telecommunications revenue sold	$825,082	$1,404,533	$10,470,502	$819,162	$13,519,279	$15,502,580

Operating Expenses
Cost of revenue	545,648	1,130,229	7,784,193	131,061	9,591,131	11,001,220
Sales, General & Admin	209,050	1,039,164	3,402,954	—	4,651,168	4,423,017
Depreciation and Amortization	4,751	3,470	521,854	—	530,075	679,264

Operating income (loss)	$65,633	$(768,330)	$(1,238,499)	$688,101	$(1,253,095)	$(600,921)
Full Year Ended December 31, 2006 Non-GAAP Combined Financial Information
and 2007 GAAP Financial Information
(Unaudited)

	Historical	Historical	Historical
	Predecessor	Predecessor	Successor		Non-GAAP
	GII	ETT	Mercator/GTT	Acquisition	Combined
	January 1-	January 1-	year ended	Accounting	year ended
	October 15,	October 15,	December 31,	Adjustments	December 31,	GTT
	2006 (1)	2006	2006	2006 (2)	2006 (3)	2007
	(unaudited)			(unaudited)	(unaudited)
Revenue
Telecommunications revenue sold	$14,636,595	$26,122,950	$10,470,502	$819,162	$52,049,209	$57,617,651

Operating Expenses
Cost of revenue	10,256,797	18,583,780	7,784,193	131,061	36,755,831	40,179,917
Sales, General & Admin	4,229,496	8,625,233	3,981,423	—	16,836,152	18,143,550
Employee severance & termination costs	—	—	—	—	—	3,154,950
Depreciation and Amortization	11,923	194,468	521,854	—	728,245	2,736,503

Operating income (loss)	$138,379	$(1,280,531)	$(1,816,968)	$688,101	$(2,271,019)	$(6,597,269)

(1)	Represents the arithmetic combination of (a) the results of operations of GII for its fiscal year ended September 30, 2006, plus (b) the results of operations of GII for its period from October 1, 2006 to October 15, 2006, minus (c) the results of operations of GII for its quarter ended December 31, 2005. GII’s results of operations for the period from January 1, 2006 to October 15, 2006 are being presented here solely for the purpose of computing our non-GAAP combined financial information for the year ended December 31, 2006 and are not indicative of what GII’s results of operations would be for that period. You should not consider GII’s results of operations for the period from January 1, 2006 to October 15, 2006 in isolation. Please read GII’s historical financial statements as well as “— Results of Operations of Global Internetworking, Inc. as Predecessor” filed in annual report Form 10K for the year ended December 31, 2006.

(2)	Represents deferred revenue and associated cost of revenue that existed as of October 15, 2006, and was received by GTT during the period from October 15, 2006 to December 31, 2006, but was recorded as a part of goodwill as a result of accounting for the Acquisitions.

(3)	Represents, on a non-GAAP combined basis, the sum of (a) the results of operations of ETT for the period from January 1, 2006 to October 15, 2006, plus (b) the results of operations of GII for the period from January 1, 2006 to October 15, 2006, (c) the impact of the purchase accounting treatment for deferred revenue and cost of revenue, plus (d) our stand-alone results of operations for the year ended December 31, 2006.

ANNEX A: Non-GAAP Financial Information
Non-GAAP Combined Financial Information
Because GTT was a company with no material business or operations prior to the completion of the Acquisitions on October 15, 2006, GTT is presenting its results of operations, combined on an arithmetic basis, with those of GII and ETT for the relevant periods of each company during the three and twelve months ended December 31, 2006. We refer to such combined financial information as being presented on a “non-GAAP combined” basis. Such non-GAAP combined financial information only constitutes the arithmetic sums described above with respect to the three and twelve months ended December 31, 2006 and does not give effect to purchase accounting, cost impacts including cost savings through organizational efficiencies and cost increases through public company costs, interest expense or other pro forma adjustments resulting from the Acquisitions of GII and ETT for that period. GTT is presenting and analyzing non-GAAP combined financial information because management believes that presenting such non-GAAP financial information will be useful to investors for comparative purposes. Because of the method by which the non-GAAP combined financial information was compiled, GTT’s analysis compares results of different companies over different periods using different bases of accounting, and the non-GAAP combined financial information may not be indicative of GTT’s future results or of what GTT’s results would have been had the Acquisitions of GII and ETT occurred as of the first day of the periods presented. The non-GAAP combined financial information should not be considered in isolation or viewed it as a substitute for any financial information of GTT, GII or ETT that is prepared in accordance with GAAP. The non-GAAP combined financial information and this analysis should be read in conjunction with the separate financial statements of the companies included in this press release, along with the financial statements and discussion of those financial statements included in GTT’s annual report on Form 10-K for the year ended December 31, 2006.
Adjusted EBITDA
Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP combined basis for the three- and twelve-month periods presented, and adjusted to exclude certain one-time expenses including costs associated with the completion of the Acquisitions, employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.
In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating loss:

	Quarter ended
	Non-GAAP
	Combined
	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2007	2007	2007	2007
Operating loss	$(1,253,095)	$(3,085,818)	$(2,269,806)	$(640,724)	$(600,921)
Depreciation and amortization	530,075	618,475	711,892	726,872	679,264
Employee termination and non-recurring items including non-cash compensation	—	1,737,534	1,417,416	—	—
Non-cash compensation	524,803	127,769	88,567	71,337	156,482
SG&A Adjustment (2)	82,053	—	—	—	—

Adjusted EBITDA	$(116,164)	$(602,040)	$(51,931)	$157,485	$234,825

	Year ended
	Non-GAAP
	Combined
	December 31,		December 31,
	2006		2007
Operating loss	$(2,271,019	) (1)	$(6,597,269)
Depreciation and amortization	728,245		2,736,503
Employee termination and non-recurring items including non-cash compensation	—		3,154,950
Non-cash compensation	524,803		444,155
SG&A Adjustment (2)	82,053		—
Adjusted EBITDA	$(935,918)		$(261,661)

(1)	Represents operating loss on a non-GAAP combined basis. See “Non-GAAP Combined Financial Information.”

(2)	Represents option exercise expenses resulting from the Acquisitions.
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